UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2017

PACIRA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 Sylvan Way, Suite 300, Parsippany, New Jersey 07054

(Address of principal executive offices) (Zip Code)

(973) 254-3560

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.                                        Other Events.

On October 23, 2017,  Pacira Pharmaceuticals, Inc. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with TELA Bio, Inc. (“TELA”) to purchase $15 million of Series B Preferred Stock of TELA (“TELA Series B Preferred Stock”). TELA is a surgical reconstruction company that markets its proprietary portfolio of products for ventral hernia repair and abdominal wall reconstruction.

Pursuant to the Stock Purchase Agreement, the Company may make an additional $10 million investment in TELA Series B Preferred Stock on substantially the same terms and conditions as the initial investment under certain performance scenarios.  The Company will have certain Board and information rights relating to its investment, and TELA has agreed to certain restrictions relating to diluting the Company’s ownership or soliciting a sale of TELA to a third party.  The Stock Purchase Agreement contains customary representations, warranties, covenants and confidentiality provisions, and also contains mutual indemnification obligations.

On October 25, 2017, the Company issued a press release relating to the investment in TELA, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.             Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIRA PHARMACEUTICALS, INC.

Date: October 25, 2017	By:	/s/ Kristen Williams
Kristen Williams
Chief Administrative Officer, General Counsel and Secretary